                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                                (AMENDMENT NO. 2)

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  June 11, 2001
-------------------------------------------------------------------------------
                        (Date of earliest event reported)


                              Banknorth Group, Inc
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Maine                                                0-16947                              01-0437984
--------------------------------------------------------------------------------------------------------
(State or other jurisdiction                (Commission File Number)                  (IRS Employer
of incorporation)                                                                     Identification No.)



P.O. Box 9540, Two Portland Square, Portland, Maine                                        04112-9540
---------------------------------------------------------------------------------------------------------
 (Address of principal executive offices)                                                  (Zip Code)


                                 (207) 761-8500
------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
------------------------------------------------------------------------------
      (Former name, former address and former fiscal year, if changed since last report)

ITEM 5.    OTHER EVENTS

        As previously reported, on June 11, 2001, Banknorth Group, Inc. ("Banknorth") announced that it and MetroWest Bank ("MetroWest"), a Massachusetts-chartered savings bank headquartered in Framingham, Massachusetts, entered into an Agreement and Plan of Consolidation and a related Stock Option Agreement, in each cased dated as of June 11, 2001. The Agreement and Plan of Consolidation set forth the terms and conditions pursuant to which the parties would effect a series of transactions which would result in the combination of MetroWest with and into First Massachusetts Bank, National Association ("FMB"), a wholly-owned subsidiary of Banknorth. These transactions consisted of the conversion of MetroWest from a Massachusetts-chartered savings bank to a national bank, the consolidation of an interim national bank organized by Banknorth with and into the converted MetroWest and the merger of the resulting association with and into FMB. Recently, the parties revised this structure to provide for the conversion of MetroWest to a national bank by merger of MetroWest with and into a newly-formed national bank organized by or under the direction of MetroWest. This change to the structure of the acquisition was made because the Massachusetts Commissioner of Banks determined that a Massachusetts-chartered savings bank may not directly convert to a national bank under Massachusetts law.

        In order to reflect the revised acquisition structure, Banknorth and MetroWest entered into an Amended and Restated Agreement and Plan of Reorganization, dated as of June 11, 2001 and amended, redesignated and restated on July 25, 2001 (as of June 11, 2001) (the "Amended Agreement"), as well as a related Amended and Restated Stock Option Agreement.

        The Amended Agreement sets forth the terms and conditions pursuant to which an interim national bank to be formed by Banknorth would consolidate with and into MetroWest (the "Consolidation") following the merger of MetroWest with and into a newly-formed national bank, after which MetroWest would be merged with and into FMB. The Amended Agreement provides, among other things, that as a result of the Consolidation, each outstanding share of common stock of MetroWest (subject to certain exceptions) will be converted into the right to receive $11.50, without interest. Based on the fully-diluted number of shares of MetroWest common stock outstanding, the aggregate purchase price for this acquisition is approximately $166 million. Consummation of the Consolidation is subject to a number of customary conditions, including, but not limited to, (i) the approval of the Amended Agreement by the shareholders of MetroWest and (ii) the receipt of requisite regulatory approvals.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Not applicable.

         (b)      Not applicable.

         (c)      The following exhibits are included with this Report:

                Exhibit 2.1     Agreement and Plan of Merger, dated as of June 11,
                                2001, between Banknorth and Andover (including the form
                                of Shareholder Agreement and the form of Stock Option
                                Agreement included as Exhibits A and B thereto,
                                respectively)(1)


                Exhibit 2.2     Amended and Restated Agreement and Plan of
                                Reorganization, dated as of June 11, 2001 and amended,
                                redesignated and restated on July 25, 2001 (as of
                                June 11, 2001), between Banknorth and MetroWest
                                (including the form of Amended and Restated Shareholder
                                Agreement and the form of Amended and Restated Stock
                                Option Agreement included as Exhibits A and B thereto,
                                respectively)

                Exhibit 10.1    Stock Option Agreement, dated as of June 11, 2001,
                                between Banknorth (as grantee) and Andover (as issuer)(1)

                Exhibit 10.2    Amended and Restated Stock Option Agreement, dated
                                as of June 11, 2001 and amended and restated on July
                                25, 2001 (as of June 11, 2001), between Banknorth (as
                                grantee) and MetroWest (as issuer)

                Exhibit 10.3    Form of Shareholder Agreement, dated as of June 11,
                                2001, between each director of Andover and Banknorth(2)

                Exhibit 10.4    Form of Amended and Restated Shareholder Agreement,
                                dated as of June 11, 2001 and amended and restated on
                                July 25, 2001 (as of June 11, 2001), between each
                                director of MetroWest and Banknorth(3)

                Exhibit 99.1    Press Release, dated June 11, 2001(4)

                Exhibit 99.2    Portions of Analysts Presentation(4)


--------

(1) Incorporated by reference to the Current Report on Form 8-K/A filed by Banknorth with the Commission on June 13, 2001.

(2)     Included as Exhibit A to Exhibit 2.1.

(3)     Included as Exhibit A to Exhibit 2.2.

(4) Incorporated by reference from Banknorth's filing with the Commission pursuant to Rule 425 of the Securities Act of 1933 on June 11, 2001.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          BANKNORTH GROUP, INC.



                          By:   /s/ Peter J. Verrill
                               ----------------------------------------------
                                  Name:  Peter J. Verrill
                                  Title: Executive Vice President,
                                         Chief Financial Officer and Treasurer

Date:  July 25, 2001